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                                                                   Exhibit 10.41

                              REMARKETING AGREEMENT

     THIS REMARKETING AGREEMENT (the "Agreement") dated as of September 1, 2006 is made by and between Snowflake White Mountain Power, LLC (the "Company"), an Arizona limited liability company and a wholly-owned indirect subsidiary of NZ Legacy, LLC, an Arizona limited liability company, and Thornton Farish Inc.

     The Industrial Development Authority of the City of Show Low, Arizona (the "Issuer"), a nonprofit corporation designated as a political subdivision under the Constitution and laws of the State of Arizona, is issuing $39,250,000 aggregate principal amount of its Solid Waste Disposal Revenue Bonds (Snowflake White Mountain Power, LLC Project) Series 2006 (the "Bonds") pursuant to an Indenture of Trust dated as of September 1, 2006 (the "Indenture") between the Issuer and J.P. Morgan Trust Company, National Association, as trustee (the "Trustee").

     The proceeds of the sale of the Bonds will be used to provide funds to loan to the Company pursuant to the Loan Agreement dated as of September 1, 2006, between the Issuer and the Company, to finance the costs of the acquisition, construction and installation of certain solid waste disposal facilities for use by the Company, as part of the Company's electric generation facility in Navajo County, Arizona.

     The Company will also cause CoBank, ACB (the "Fronting Credit Facility Provider"), to deliver its irrevocable direct-pay letter of credit (the "Fronting Credit Facility") to the Trustee and will cause JPMorgan Chase Bank, N.A. (the "Confirming Credit Facility Provider," and together with the Fronting Credit Facility Provider, the "Credit Facility Provider") to deliver its irrevocable confirmation (the "Confirming Credit Facility," and together with the Fronting Credit Facility, the "Credit Facility") to the Trustee, to support payment of the principal and purchase prices of and interest on the Bonds during the term of the Credit Facility.

     Intending to be legally bound, the parties hereto agree as follows:

     1. Acceptance of Appointment and Obligations of Remarketing Agent.

     (a) Thornton Farish Inc. hereby accepts its appointment as the Remarketing Agent (the "Remarketing Agent") for the Bonds and hereby accepts and agrees to perform the duties and obligations imposed upon it as Remarketing Agent under the Indenture. The Remarketing Agent hereby represents that it is qualified to act as Remarketing Agent in accordance with the requirements of the Indenture and agrees to abide by all of the provisions of the Indenture insofar as they govern its activities as Remarketing Agent for the Bonds. The Remarketing Agent will promptly notify the Company if it ceases to meet the requirements of the Indenture. Unless defined otherwise, all terms used herein shall have the same meaning as in the Indenture.

     (b) The Remarketing Agent shall determine the Weekly Rates and, if applicable, the Fixed Rate in accordance with Article II of the Indenture, and shall give notice of such rates in the manner and to the persons specified therein.

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     (c) The Remarketing Agent shall keep such books and records with respect to its duties as Remarketing Agent as shall be consistent with prudent industry practice and shall make such books and records available for inspection by the Issuer, the Trustee and the Company at all reasonable times during its normal business hours.

     (d) The Remarketing Agent shall use its best efforts to remarket Bonds in accordance with the Indenture and perform all other duties assigned to it under the Indenture.

     (e) The Remarketing Agent shall hold all Bonds delivered to it for the benefit of the respective registered owners of the Bonds which shall have so delivered such Bonds until moneys representing the purchase price of such Bonds shall have been delivered to or for the account of or to the order of such registered owners.

     (f) The Remarketing Agent shall hold all moneys delivered to it for the purchase of Bonds in trust for the benefit of the person or entity which shall have so delivered such moneys until the Bonds purchased with such moneys shall have been delivered to or for the account of such person or entity.

     (g) The Remarketing Agent will not offer any of the Bonds in any jurisdiction except under circumstances that will result in compliance with the applicable laws thereof.

     2. Fees and Expenses. While the Bonds bear interest at the Weekly Rate, the Company shall pay the Remarketing Agent, as compensation for its services hereunder, a fee equal to one-tenth of one percent (.10%) per annum of the weighted average principal amount of Bonds outstanding during each three-month period, or such other amount as may be agreed upon from time to time by the Company and the Remarketing Agent, payable quarterly in arrears on each January 1, April 1, July 1 and October 1, commencing October 1, 2006. The Remarketing Agent will not be entitled to compensation after this Remarketing Agreement shall be terminated except for a pro rata portion of the fee in respect of the quarter in which such termination occurs. Additionally, the Company will reimburse the Remarketing Agent for its reasonable out-of-pocket expenses in performing its obligations hereunder, including, without limitation, expenses incurred in the preparation and distribution of the disclosure documents referred to in Section 3 hereof and in connection with any proposed conversion of the Bonds from the Weekly Rate Period to the Fixed Rate Period. The Issuer shall have no responsibility, obligation or liability with respect to any payments hereunder. The parties anticipate that separate arrangements for compensation will be made for the remarketing of Bonds in connection with a conversion from the Weekly Rate Period to the Fixed Rate Period at the time of such conversion.

     3. Disclosure Document. If required under any applicable law or as a result of any material change in the information in a disclosure document theretofore used by the Remarketing Agent in connection with the remarketing of the Bonds (which may include the Official Statement distributed in connection with the sale of the Bonds by the Underwriter (the "Official Statement")), the Company promptly will provide the Remarketing Agent with a disclosure document reasonably satisfactory to the Remarketing Agent and its counsel in respect of the Bonds. The Company will supply the Remarketing Agent with such number of copies of the disclosure document as the Remarketing Agent reasonably requests from time to time. The


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Company will supplement and amend the disclosure document so that, at all times when used in connection with the remarketing of the Bonds, the disclosure document will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements in the disclosure document, in the light of the circumstances under which they were made, not misleading. The Company shall not, however, be required to make representations or warranties as to statements or omissions based upon information furnished to the Company in writing by or on behalf of the Remarketing Agent expressly for use therein.

     The Company agrees to notify the Remarketing Agent promptly in writing of the occurrence of any of the following events:

     (a) any Default or Event of Default under the Indenture of which it has knowledge;

     (b) any notice to the Company from the Trustee that it intends to resign;

     (c) any event with respect to the Bonds which requires the delivery of an opinion of Bond Counsel pursuant to the Indenture;

     (d) any optional redemption or extraordinary optional redemption pursuant to the Indenture; or

     (e) any mandatory redemption pursuant to the Indenture.

     The Company hereby acknowledges the requirements imposed on the Remarketing Agent by Securities and Exchange Commission Rule 15c2-12, as amended (the "Rule"). The Bonds are currently exempt under Section (d)(1) of the Rule. The Company covenants and agrees that, should the Bonds no longer be exempt under the Rule, the Company will comply with the continuing disclosure requirements pursuant to Section (b)(5)(i) of the Rule and take such other actions as shall be reasonably necessary to enable the Remarketing Agent to comply with the Rule.

     4. Indemnification. The Company agrees to indemnify and hold harmless the Remarketing Agent, its directors, officers and employees and each person, if any, who controls the Remarketing Agent within the meaning of either Section 15 of the Securities Act of 1933, as amended (the "Securities Act"), or Section 20 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), from and against any and all losses, claims, damages and liabilities (a) caused by any untrue statement or alleged untrue statement of a material fact contained in any disclosure document referred to in Section 3 hereof distributed in connection with the remarketing of the Bonds or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to the Remarketing Agent furnished to the Company in writing by the Remarketing Agent expressly for use therein, or (b) arising out of or based upon an allegation or determination that the Bonds or any other security relating to the Bonds should have been registered under the Securities Act or the


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Exchange Act or the Indenture should have been qualified under the Trust
Indenture Act of 1939, as amended, in connection with the reoffering and sale of the Bonds.

     The Remarketing Agent agrees to indemnify and hold harmless the Company, its directors, officers and employees, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, to the same extent as set forth in paragraph (a) of the foregoing indemnity from the Company to the Remarketing Agent, but only with reference to information relating to the Remarketing Agent furnished to the Company in writing by the Remarketing Agent expressly for use in any disclosure document.

     In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such person (hereinafter called the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (hereinafter called the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties, and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Remarketing Agent in the case of parties indemnified pursuant to the second preceding paragraph and by the Company in the case of parties indemnified pursuant to the first preceding paragraph. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the third sentence of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement


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includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

     If the indemnification provided for in the first or second paragraph of this Section 4 is unavailable to an indemnified party under such paragraph in respect of any losses, claims, damages or liabilities referred to therein, then the indemnifying party under such paragraph, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Remarketing Agent from the remarketing of the Bonds or
(ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Remarketing Agent in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Remarketing Agent shall be deemed to be in the same proportion as the total net proceeds of the remarketing (before deducting expenses) received by or for the account of the Company bear to the total fees and commissions received by the Remarketing Agent in connection therewith. The relative fault of the Company and the Remarketing Agent shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Remarketing Agent and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The Company and the Remarketing Agent agree that it would not be just and equitable if contribution pursuant to this Section 4 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 4, the Remarketing Agent shall not be required to contribute any amount in excess of the aggregate remarketing fees received by the Remarketing Agent hereunder. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     The indemnity and contribution agreements contained in this Section 4 and the representations and warranties of the Company shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Remarketing Agent or any person controlling any Remarketing Agent or by or on behalf of the Company, its officers or directors or any other person controlling the Company and (iii) sale and delivery of any of the Bonds.

     5. Remarketing Agent's Liabilities. The undertaking of the Remarketing Agent to remarket any Bonds pursuant to the Indenture shall be on a "best efforts" basis.


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     6. Resignation or Removal of Remarketing Agent. The Remarketing Agent may
be removed at any time by the Company by giving notice to the Remarketing Agent, the Issuer and the Trustee. The Remarketing Agent may at any time resign and be discharged of the duties and obligations created by this Remarketing Agreement by giving at least thirty (30) days' notice to the Company, the Issuer and the Trustee; provided that the Remarketing Agent may cease to offer and sell the Bonds with immediate effect if it determines, in its reasonable judgment, that for any reason, including without limitation, (i) a pending or proposed change in applicable tax laws or securities laws that would require registration under the Securities Act in connection with the remarketing of the Bonds; (ii) a material adverse change in the condition of the Company or the Credit Provider,
(iii) a banking moratorium, (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in the Remarketing Agent's judgment, is material and adverse, (v) a down-rating of the Bonds, (vi) an imposition of material restrictions on the Bonds or similar obligations, or (vii) a material misstatement or omission in the Official Statement or the disclosure document referred to in Section 3 hereof, that it is not advisable to attempt to remarket the Bonds. The provisions of Section 4 will continue in effect as to transactions prior to the date of termination, and each party will pay the other any amounts owing at the time of termination.

     7. Dealing in Securities by Remarketing Agent. The Remarketing Agent, in its individual capacity, either as principal or agent, may buy, sell, own, hold and deal in any of the Bonds, and may join in any action which any owner of Bonds may be entitled to take with like effect as if it did not act in any capacity hereunder. The Remarketing Agent, in its individual capacity, either as principal or agent, may also engage in or be interested in any financial or other transaction with the Company and may act as depository, trustee, or agent for any committee or body of owners of Bonds or other obligations of the Company as freely as if it did not act in any capacity hereunder.

     8. Intention of Parties. It is the express intention of the parties hereto that no purchase, sale or transfer of any Bonds, as herein provided, shall constitute or be construed to be the extinguishment of any Bond or the indebtedness represented thereby or the reissuance of any Bond or the refunding of any indebtedness represented thereby.

     9. Amendment. (a) The Company agrees not to consent to any amendment of the Indenture provisions with respect to the Remarketing Agreement or the rights and duties of the Remarketing Agent hereunder or thereunder without the prior written consent of the Remarketing Agent (which shall not be unreasonably withheld).

     (b) This Agreement may not be amended except by a writing signed by each of the parties hereto; may not be assigned without the mutual consent of the parties hereto; and will not confer any rights upon any other person or any holders of Bonds in their capacities as such.

     10. Notices. Unless otherwise provided all notices, requests, demands and formal actions hereunder shall be in writing and mailed, telegraphed or delivered, as follows:


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     If to the Company:
          Snowflake White Mountain Power, LLC
          3418 North Val Vista Drive
          Mesa, Arizona 85213
          Attention: Robert M. Worsley

     If to the Trustee:
          J.P. Morgan Trust Company, National Association
          660 S. Mill Avenue, 4th Floor
          Mail Code AZ1-5105
          Tempe, Arizona 85281
          Attention: Corporate Trust Department

     If to the Issuer:
          The Industrial Development Authority
             of the City of Show Low, Arizona
          550 North 9th Place
          Show Low, Arizona 85901
          Attention: President, Board of Directors

     If to the Remarketing Agent:
          Thornton Farish Inc.
          3500 Eastern Boulevard
          Suite 210
          Montgomery, Alabama 36116
          Attention: Public Finance Department

     Each of the above parties may, by written notice given hereunder to the others, designate any further or different addresses to which subsequent notices, certificates, requests, or other communications shall be sent. In addition, the parties hereto may agree to any other means by which subsequent notices, certificates, requests or other communications may be sent.

     11. Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of Arizona.


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     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                        SNOWFLAKE WHITE MOUNTAIN POWER, LLC


                                        By /s/ Robert M. Worsley
                                           -------------------------------------
                                           Robert M. Worsley
                                           Sole Manager


                                        THORNTON FARISH INC.


                                        By
                                           -------------------------------------
                                           Scott W. Bamman
                                           President


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     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                        SNOWFLAKE WHITE MOUNTAIN POWER, LLC


                                        By
                                           -------------------------------------
                                           Robert M. Worsley
                                           Sole Manager


                                        THORNTON FARISH INC.


                                        By /s/ Scott W. Bamman
                                           -------------------------------------
                                           Scott W. Bamman
                                           President


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